UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 1.01     Entry into a Material Definitive Agreement.

On March 3, 2021, Radius Health, Inc. (the “Company”), Radius Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company, and Radius Health Ventures, Inc., a wholly-owned subsidiary of the Company (collectively, the “Borrowers”), entered into an (i) Amended and Restated Credit and Security Agreement (Term Loan) (the “Term Credit Agreement”), with MidCap Financial Trust, in its capacity as administrative agent, and the financial institutions or other entities from time to time parties thereto as lenders (the “Term Lenders”) and (ii) Amended and Restated Credit and Security Agreement (Revolving Loan) (the “Revolving Credit Agreement”, together with the Term Credit Agreement, the “Credit Agreements”), with MidCap Funding IV Trust, in its capacity as administrative agent, and the financial institutions or other entities from time to time parties thereto as lenders.

The Term Credit Agreement provides for a secured term loan facility (the “Term Facility”) in an aggregate principal amount of $150 million (the “Initial Term Loan”).  In addition, the Borrowers have the right under the Term Credit Agreement to request that the Term Lenders make an additional term loan in an aggregate principal amount of $25 million available to the Borrowers within one year of the closing date of the Initial Term Loan (the “Initial Closing Date”). The Term Lenders will not be under any obligation to provide any such additional term loan, and the incurrence of such additional term loan.

The Revolving Credit Agreement provides for a secured revolving credit facility (the “Revolving Facility”, together with the Term Facility, the “Facilities”) under which the Borrowers may borrow up to $25 million, the availability of which is determined based on a borrowing base as follows: (i) up to 85% of the net collectable value of the Borrowers’ domestic accounts receivable due from eligible direct and third-party payors, plus (ii) up to 40% of the Borrowers’ domestic eligible inventory, minus certain reserves; provided that the availability from eligible inventory may not exceed 20% of the borrowing base at any time.

The Facilities have a maturity date of June 1, 2024. The obligations under the Credit Agreements are guaranteed by the Borrowers and will be guaranteed by certain future subsidiaries of the Borrowers, subject to certain exceptions.

The obligations under the Facilities are secured by substantially all of the assets of the Borrowers, and will be secured by substantially all assets of the future subsidiaries of the Borrowers that become borrowers or guarantors under the Facilities, subject to certain exceptions.

The proceeds of the Term Facility may be used for (i) transaction fees in connection with the transactions contemplated by the Credit Agreements, (ii) the payment in full on the Initial Closing Date of certain existing debt, (iii) repurchase of certain of the Company’s outstanding 3.00% unsecured convertible senior notes due on September 1, 2024 (the “2024 Notes”) on or about the Initial Closing Date, and (iv) working capital needs and general corporate purposes of the Borrowers and their subsidiaries.  The proceeds of the Revolving Facility may be used for (i) transaction fees in connection with the transactions contemplated by the Credit Agreements, (ii) repurchase of certain of the 2024 Notes on or about the Initial Closing Date, and (iii) working capital needs and general corporate purposes of the Borrowers and their subsidiaries.

Borrowings under the Term Facility will bear interest through maturity at a variable rate based upon the LIBOR rate plus 5.75%, subject to a LIBOR floor of 2.00%.  Borrowings under the Revolving Facility will bear interest through maturity at a variable rate based upon the LIBOR rate plus 3.50%, subject to a LIBOR floor of 2.00%.  The Borrowers are required to pay a monthly commitment fee on the unused commitments under the Revolving Facility of 0.50% per annum.

Subject to the terms and conditions set forth in the Credit Agreements, the Borrowers may be required to make certain mandatory prepayments prior to maturity.

The Credit Agreements contain affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants that, among other things, will limit or restrict the ability of the Borrowers, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses.  The Credit Agreements also contain customary events of default, including subject to thresholds and grace periods, among others, payment default, covenant default, cross default to other material indebtedness, and judgment default.  In addition, the Credit Agreements require the Borrowers to maintain minimum level of net revenue, as set forth in the Credit Agreement, and a minimum of $50 million in unrestricted cash and cash equivalents.

The above description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 7.01     Regulation FD Disclosure.

On March 3, 2021, the Company issued a press release announcing the Company’s entry into the Credit Agreements and the Repurchase Agreements, as defined in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.     Other Events.

On March 3, 2021, the Company also entered into separate, privately negotiated transactions (the “Repurchase Agreements”) with certain holders of the 2024 Notes to repurchase approximately $112.2 million aggregate principal amount of the 2024 Notes for an expected aggregate repurchase price of $105.7 million, inclusive of accrued interest (the “Repurchase Price”). The aggregate repurchase price is subject to adjustment based in part on the daily volume-weighted average prices per share of the Company’s common stock during a ten-trading day pricing period following execution of the Repurchase Agreements.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amended and Restated Credit and Security Agreement (Term Loan), dated as of March 3, 2021, by and among the Company, Radius Pharmaceuticals, Inc., Radius Health Ventures, Inc., and any additional borrower thereunder, MidCap Financial Trust, as a lender and administrative agent, and the financial institutions or other entities from time to time parties thereto

10.2

Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of March 3, 2021, by and among Radius Health, Inc., Radius Pharmaceuticals, Inc., Radius Health Ventures, Inc., and any additional borrower from time to time, MidCap Funding IV Trust, as a lender and administrative agent, and the financial institutions or other entities from time to time parties thereto

99.1	Radius Health, Inc. Press Release dated March 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: March 5, 2021	By:	/s/ Averi Price
	Name:	Averi Price
	Title:	General Counsel and Chief Compliance Officer

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